FOR J.P. MORGAN TAX EXEMPT MONEY MARKET FUND

Supplemental Proxy Information: A Joint Special Meeting of Shareholders of the J.P. Morgan Family of Funds was held on June 25, 1998, adjourned to August 20, 1998. Each of the applicable funds voted in favor of adopting the following proposals, therefore, the results are aggregated for the Trust unless otherwise, specified.

     1. To elect a slate of five Trustees to hold office for a term of unlimited duration subject to the current retirement age of 70 (applicable to J.P. Morgan Funds, J.P. Morgan Institutional Funds and J.P. Morgan Series Trust):

                                            Votes in      Votes
                                            Favor of      Against
Frederick S. Addy                   2,692,335,831         18,884,648
William G. Burns                    2,692,395,937         18,824,542
Arthur C. Eschenlauer                       2,691,798,990          19,421,489
Matthew Healey                      2,692,393,425        18,827,054
Michael P. Mallardi                         ,2692,488,290        18,732,189


2. To standardize the funds' and their corresponding portfolios' fundamental investment restrictions:

     2A. Diversification of investments (applicable to all funds and portfolios except for J.P. Morgan Japan Equity, J.P. Morgan Institutional Equity, J.P. Morgan Institutional International Bond, J.P. New York Total Return Bond, J.P.
Morgan Institutional New York Total Return Bond, J.P. Morgan Emerging Markets Debt and J.P. Morgan California Bond Funds and their corresponding portfolios)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
681,455,464                10,662,585                10,500,311

2B. Concentration of assets in a particular industry (applicable to all funds and portfolios)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
682,684,876                9,433,173                 10,500,311

2C. Issuance of senior securities (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
682,685,090                9,432,959                 10,500,311

2D. Borrowing (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
681,624,740                9,467,963                 11,525,657





2E. Underwriting (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
686,616,760                9,501,289                 10,500,311

2F. Investment in Real Estate (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
681,169,110                10,948,939                10,500,311

2G. Commodities (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
681,302,523                9,719,313                 11,596,524

2H. Lending (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
681,267,519                9,754,317                 11,596,524

2I. Reclassification of Other Fundamental Restrictions as Nonfundamental (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
680,960,613                11,050,679                10,607,068

     3. Reclassification of Investment Objectives from Fundamental to Nonfundamental (applicable to all funds and portfolios except for J.P. Morgan Disciplined Equity, J.P. Morgan Institutional Disciplined Equity, J.P. Morgan International Opportunities, J.P. Morgan Institutional International Opportunities, J.P. Morgan Global Strategic Income, J.P. Morgan Institutional Global Strategic Income, J.P. Morgan Emerging Markets Debt, J.P. Morgan U.S. Small Company Opportunities, J.P. Morgan Tax Aware U.S. Equity, J.P. Morgan California Bond, J.P. Morgan Institutional Treasury Money Market and J.P. Morgan Institutional Service Treasury Money Market Funds)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
675,572,325                17,691,431                9,354,603

4. Approval of New Investment Advisory Agreement (applicable to all funds and portfolios)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
678,232,942                14,913,656                9,471,762





     5. Amendment of the Declaration of Trust (applicable to J.P. Morgan Funds and J.P. Morgan Institutional Funds)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
2,645,059,081              16,807,551                47,376,755


     6. Ratification of the selection of independent accountants (applicable to J.P. Morgan Funds, J.P. Morgan Institutional Funds and J.P. Morgan Series Trust)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
2,682,031,391              4,303,418                 24,855,671